UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2005

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

001-10253

41-1591444

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(612) 661-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

TCF Financial Corporation (“TCF”) and the University of Minnesota (“the University”) announced a multiyear corporate sponsorship for a new stadium.  The deal provides TCF with exclusive naming rights for the stadium to be called “TCF Bank Stadium.”  In the naming rights agreement, TCF will pay the University $35 million over 25 years.  The University and TCF have also agreed to extend TCF’s sponsorship of the U Card, with estimated payments to the University of more than $1.6 million annually for student scholarships and programs, and other non-stadium purposes. TCF will also be able to offer an affinity debit card to University alumni and athletics supporters, for which the University will receive annual royalties. TCF will also have options to extend its ATM lease and to lease a new banking office on the University of Minnesota campus.

Item 9.01                     Financial Statements and Exhibits.

(c)              Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Gregory J. Pulles
Gregory J. Pulles, Vice Chairman,
General Counsel and Secretary

Dated:    March 24, 2005

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